EX-99.j

                          INDEPENDENT AUDITORS' CONSENT




The Board of Managers of JNL Variable Fund V LLC


We consent to the use of our report dated February 20, 2004 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS" in Part B of the SEC Form N-1A Registration Statement.



/s/ KPMG LLP

Chicago, Illinois
April 28, 2004